Exhibit 99.1

iPower Reports Fiscal Second Quarter 2025 Results

Fiscal Q2 Revenue up 13% to $19.0 Million

Achieves GAAP Profitability and Positive Cash Flow from Operations

RANCHO CUCAMONGA, CA, February 13, 2025 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven ecommerce services provider and online retailer, today announced its financial results for the fiscal second quarter ended December 31, 2024.

Fiscal Q2 2025 Results vs. Year-Ago Quarter

•	Total revenue increased 14% to $19.1 million.
•	Gross profit increased 15% to $8.4 million, with gross margin up 40 bps to 44.0%.
•	Net income attributable to iPower improved to $0.2 million or $0.01 per share, compared to net loss attributable to iPower of $1.9 million or $(0.06) per share.
•	As of December 31, 2024, total debt was reduced by 31% to $4.4 million compared to $6.3 million as of June 30, 2024.

Management Commentary

“We delivered strong results across all key financial metrics in our fiscal second quarter while further enhancing our SuperSuite platform,” said Lawrence Tan, CEO of iPower. “Throughout the quarter, we continued to optimize operations and strengthen our presence across both our established and emerging sales channels. We also remain focused on supply chain diversification by exploring new supplier relationships beyond our existing network, reinforcing our commitment to building a more resilient and adaptable infrastructure.

“Our SuperSuite platform is gaining further momentum as we leverage our superior supply chain, warehousing and merchandising expertise to drive sales growth for partners with innovative product catalogs. Additionally, we are making steady progress with our recently launched SaaS platform, refining its capabilities to improve supplier collaboration, streamline operations, and better align partners with evolving market demands. With a strong pipeline of prospective partners, we are well-positioned to capitalize on the growing demand for SuperSuite as we bolster our comprehensive service offerings.”

iPower CFO, Kevin Vassily, added, “Our ongoing efforts to optimize our cost structure have delivered meaningful results as we continue to drive gross margin expansion and operating leverage in our business. We have also officially shuttered our legacy commercial hydroponics business, as we are now focused on our core competency as a data-driven, consumer products and services company. We believe these initiatives, coupled with our accelerating growth in our SuperSuite business, will enable us to execute on our goals ahead.”

Fiscal Second Quarter 2025 Financial Results

Total revenue in the fiscal second quarter of 2025 increased 14% to $19.1 million compared to $16.8 million for the same period in fiscal 2024. The increase was driven primarily by growth in iPower’s SuperSuite supply chain offerings, as well as greater product sales to the Company’s largest channel partner.

Gross profit in the fiscal second quarter of 2025 increased 15% to $8.4 million compared to $7.3 million in the same quarter in fiscal 2024. As a percentage of revenue, gross margin increased 40 basis points to 44.0% compared to 43.6% in the year-ago period. The increase in gross margin was primarily driven by improved pricing through key supplier negotiations.

Total operating expenses in the fiscal second quarter of 2025 improved 22% to $7.7 million compared to $9.9 million for the same period in fiscal 2024. The decrease in operating expenses was driven primarily by lower selling and fulfillment expenses related to the Company’s largest channel partner.

Net income attributable to iPower in the fiscal second quarter of 2025 improved to $0.2 million or $0.01 per share, compared to net loss attributable to iPower of $1.9 million or $(0.06) per share for the same period in fiscal 2024.

Cash and cash equivalents were $2.9 million at December 31, 2024, compared to $7.4 million at June 30, 2024. As a result of the Company’s debt paydown, total debt was reduced by 31% to $4.4 million compared to $6.3 million as of June 30, 2024.

Conference Call

The Company will hold a conference call today, February 13, 2025, at 4:30 p.m. Eastern Time to discuss its results for the fiscal second quarter ended December 31, 2024.

iPower’s management will host the conference call, which will be followed by a question-and-answer session.

The conference call details are as follows:

Date: Thursday, February 13, 2025
Time: 4:30 p.m. Eastern time
Dial-in registration link: https://register.vevent.com/register/BI733d7a23796347afb09fc944c4645afc

Live webcast registration link: https://edge.media-server.com/mmc/p/ahs9vigc/

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer, as well as a provider of value-added ecommerce services for third-party products and brands. iPower's capabilities include a full spectrum of online channels, robust fulfillment capacity, a nationwide network of warehouses, competitive last mile delivery partners and a differentiated business intelligence platform. iPower believes that these capabilities will enable it to efficiently move a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the U.S. and other countries. For more information, please visit iPower's website at www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 20, 2024, and in its other SEC filings, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of December 31, 2024 and June 30, 2024

	December 31,	June 30,
	2024	2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$2,877,457	$7,377,837
Accounts receivable, net	13,926,432	14,740,093
Inventories, net	9,183,631	10,546,273
Other receivable - related party	–	–
Prepayments and other current assets, net	2,292,744	2,346,534
Total current assets	28,280,264	35,010,737

Non-current assets
Right of use - non-current	4,757,429	6,124,163
Property and equipment, net	303,059	370,887
Deferred tax assets, net	3,001,517	2,445,605
Non-current prepayments	–	–
Goodwill	3,034,110	3,034,110
Investment in joint venture	–	–
Intangible assets, net	3,306,014	3,630,700
Other non-current assets	1,187,179	679,655
Total non-current assets	15,589,308	16,285,120

Total assets	$43,869,572	$51,295,857

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, net	8,853,320	11,227,116
Other payables and accrued liabilities	3,491,596	3,885,487
Lease liability - current	1,540,624	2,039,301
Short-term loan payable		491,214
Short-term loan payable - related party	350,000	350,000
Long-term promissory note payable - current portion	–	–
Revolving loan payable, net	–	5,500,739
Income taxes payable	274,947	276,158
Total current liabilities	14,510,487	23,770,015

Non-current liabilities
Long-term revolving loan payable, net	4,042,400	–
Long-term promissory note payable, net	–	–
Deferred tax liabilities	–	–
Lease liability - non-current	3,612,756	4,509,809

Total non-current liabilities	7,655,156	4,509,809

Total liabilities	22,165,643	28,279,824

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and
outstanding at December 31, 2024 and June 30, 2024	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 31,359,899 and
31,359,899 shares issued and outstanding at December 31, 2024 and June 30, 2024	31,361	31,361
Additional paid in capital	33,867,156	33,463,883
Accumulated deficits	(12,041,063)	(10,230,601)
Non-controlling interest	(44,195)	(38,204)
Accumulated other comprehensive loss	(109,330)	(210,406)
Total stockholders' equity	21,703,929	23,016,033

Total liabilities and stockholders' equity	$43,869,572	$51,295,857

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three and Six Months Ended December 31, 2024 and 2023

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Product sales	$17,606,889	$16,800,122	$35,882,301	$43,308,496
Service income	1,465,682	–	2,198,791	–
Total revenues	19,072,571	16,800,122	38,081,092	43,308,496

COST OF REVENUES
Product costs	9,461,119	9,481,882	19,378,567	24,231,411
Service costs	1,221,566	–	1,824,742	–
Total cost of revenues	10,682,685	9,481,882	21,203,309	24,231,411

GROSS PROFIT	8,389,886	7,318,240	16,877,783	19,077,085

OPERATING EXPENSES:
Selling and fulfillment	4,628,914	6,936,980	10,543,722	17,000,451
General and administrative	3,077,365	2,933,607	8,396,888	5,897,658
Impairment loss - goodwill	–	–	–	–
Total operating expenses	7,706,279	9,870,587	18,940,610	22,898,109

INCOME (LOSS) FROM OPERATIONS	683,607	(2,552,347)	(2,062,827)	(3,821,024)

OTHER INCOME (EXPENSE)
Interest expenses	(140,672)	(182,612)	(280,634)	(410,977)
Loss on equity method investment	(802)	(801)	(1,721)	(1,826)
Other non-operating income (expenses)	(205,958)	128,838	12,728	61,672
Total other expenses, net	(347,432)	(54,575)	(269,627)	(351,131)

INCOME (LOSS) BEFORE INCOME TAXES	336,175	(2,606,922)	(2,332,454)	(4,172,155)

PROVISION FOR INCOME TAX EXPENSE (BENEFIT)	120,511	(688,939)	(516,001)	(964,821)
NET INCOME (LOSS)	215,664	(1,917,983)	(1,816,453)	(3,207,334)

Non-controlling interest	(3,155)	(3,155)	(5,991)	(5,991)

NET INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$218,819	$(1,914,828)	$(1,810,462)	$(3,201,343)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	156,130	(160,255)	101,076	(160,962)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$374,949	$(2,075,083)	$(1,709,386)	$(3,362,305)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	31,437,517	29,790,242	31,427,360	29,777,378

Diluted	31,437,517	29,790,242	31,427,360	29,777,378

EARNINGS (LOSSES) PER SHARE
Basic	$0.01	$(0.06)	$(0.06)	$(0.11)

Diluted	$0.01	$(0.06)	$(0.06)	$(0.11)

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